EXHIBIT 31

Certification Required By Rules 13a-14(a) and 15d-14(a)

under the Securities Exchange Act of 1934

I, Benjamin A. Breier, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Kindred Healthcare, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2018	/s/ Benjamin A. Breier
Benjamin A. Breier President and Chief Executive Officer

Certification Required By Rules 13a-14(a) and 15d-14(a)

under the Securities Exchange Act of 1934

I, Stephen D. Farber, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Kindred Healthcare, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2018	/s/ Stephen D. Farber
Stephen D. Farber Executive Vice President, Chief Financial Officer